UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           Date of Report: May 8, 1997

                 Date of Earliest Event Reported: April 23, 1997



                        Houlihan's Restaurant Group, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                33-66392                         43-0913506
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       (Commission File Number)      (I.R.S. Employer Identification No.)

             Two Brush Creek Boulevard, Kansas City, Missouri 64112
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           (Address of principal executive office, including zip code)

                                 (816) 756-2200
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              (Registrant's telephone number, including area code)



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ITEM 5.           OTHER EVENTS

         On April 23, 1997, the Company signed a commitment letter with CNL Group, Inc. to complete a sale leaseback transaction. The letter provides for the sale leaseback of up to 25 Company-owned properties for proceeds of approximately $30,000,000 subject to appraised values. The transaction is to be completed as soon as practicable. The Company has not determined the number of properties to include in the sale leaseback transaction, and therefore, cannot make a determination of the gain or loss that will result upon the completion of the transaction.
     The Company intends to use the proceeds from this transaction to either (i) repurchase shares of the Company's common stock not owned by Malcolm Glazer and his affiliates, owners of approximately 73% of the Company's outstanding common stock, (ii) prepay existing bank debt or (iii) construct or acquire additional new restaurants.



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOULIHAN'S RESTAURANT GROUP, INC.


 Date:  May 8, 1997                          By:     /s/ Frederick R. Hipp
                                                   -----------------------------
                                             Frederick R. Hipp
                                             President/Chief Executive Officer




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